
<ARTICLE> 5
<LEGEND>
Registrant is a limited partnership which invests in real estate and real estate joint ventures. In accordance with industry practice, its balance sheet is unclassified. For full information, refer to the accompanying audited financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                      10,273,472
<SECURITIES>                                         0
<RECEIVABLES>                                1,661,039
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              12,253,161<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                  10,514,359<F2>
<TOTAL-LIABILITY-AND-EQUITY>                12,253,161<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            76,022,162<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            14,897,843
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           2,567,985
<INCOME-PRETAX>                             58,556,334
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         58,556,334
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                58,556,334
<EPS-PRIMARY>                                   744.64<F5>
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net deferred expenses of $204,832 and other assets of $113,818.
<F2>Represents partners' capital.
<F3>Liabilities include investments in unconsolidated partnerships of
$1,186,283 and accounts payable and other liabilities of $552,519.
<F4>Total revenue includes hotel operating revenue of $17,934,369, gain on sale of real estate of $41,992,437, gain on sale of partnership interest of $15,769,942 and interest and other revenue of $325,414.
<F5>Represents net loss per Unit of limited partnership interest.

